STATE OF DELAWARE
CERTIFICATE OF INCORPORATION
A STOCK CORPORATION

The undersigned Incorporator, desiring to form a corporation under pursuant to the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the Corporation is Greenlite Holdings Corp.

2. The Registered Office of the corporation in the State of Delaware is located at 1013 Centre Road, Suite 403S (street), in the City of Wilmington, County of New Castle Zip Code 19805. The name of the Registered Agent at such address upon whom process against this corporation may be served is Registered Agents Legal Services, LLC.

3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total amount of stock this corporation is authorized to issue is 1500 shares (number of authorized shares) with a par value of $0.001 per share.

5. The name and mailing address of the incorporator are as follows:

Name Jonathan Lewis
Mailing Address 10 West Broadway, Suite 700
Salt Lake City, UT Zip Code 84101

Please sign here --> By: [signature]
Incorporator

Name: Jonathan Lewis
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:08 PM 10/17/2025
FILED 01:08 PM 10/17/2025
SR 20254299668 - File Number 10371349

The EIN

The EIN Details

EIN assigned	39-4960887
Legal name	GREENLITE HOLDINGS CORP

Additional Information about your EIN

When can you use your EIN?

This EIN is your permanent number and can be used immediately for most of your business needs, including:

- Opening a bank account
- Applying for business licenses
- Filing a tax return by mail

However, it will take up to two weeks before your EIN becomes part of the IRS's permanent records. You must wait until this occurs before you can:

- File an electronic return
- Make an electronic payment
- Pass an IRS Taxpayer Identification Number (TIN) matching program

Next Steps

You can download IRS forms, publications, and tax returns at https://www.irs.gov/formspubs

Need to make a correction?

If you need to make changes to your organization's information, you must do so in writing and mail the information to the address provided at https://www.irs.gov/businesses/business-name-change

Print Page